Exhibit 99(C)

BALANCE SHEET INFORMATION

ECOLAB INC.

RESTATED FOR SFAS 123(R)

December 31 (thousands, except per share)	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995

Assets
Cash and cash equivalents	$71,231	$85,626	$49,205	$41,793	$43,965	$47,748	$28,425	$61,169	$69,275	$24,718
Accounts receivable, net	738,266	626,002	553,154	514,074	326,937	299,751	246,695	246,041	205,026	198,432
Inventories	338,603	309,959	291,506	279,785	168,220	176,369	165,627	154,831	122,248	106,117
Deferred income taxes	76,038	75,820	71,147	53,781	50,709	41,701	36,256	34,978	29,344	21,617
Other current assets	54,928	52,933	50,925	40,150	10,737	11,752	26,511	12,482	9,614	7,188
Current assets	1,279,066	1,150,340	1,015,937	929,583	600,568	577,321	503,514	509,501	435,507	358,072
Property, plant and equipment, net	834,730	736,797	680,265	644,323	501,640	448,116	420,205	395,562	332,314	292,937
Investment in Henkel-Ecolab joint venture					199,642	219,003	253,646	239,879	285,237	302,298
Other assets	1,638,000	1,367,436	1,189,701	967,490	422,812	348,226	297,264	272,706	155,403	106,711
Total assets	$3,751,796	$3,254,573	$2,885,903	$2,541,396	$1,724,662	$1,592,666	$1,474,629	$1,417,648	$1,208,461	$1,060,018

Liabilities and Shareholders’ Equity
Short-term debt	$56,132	$70,203	$160,099	$233,393	$136,592	$112,060	$67,991	$48,884	$27,609	$71,647
Accounts payable	269,561	212,287	205,665	199,772	146,428	122,701	124,646	130,682	103,803	81,931
Compensation and benefits	231,856	190,386	184,239	132,720	88,330	90,618	79,431	74,317	71,533	59,766
Income taxes	22,709	59,829	12,632	18,887	—	5,743	244	13,506	26,977	18,248
Other current liabilities	359,289	319,237	291,193	243,180	160,684	139,552	127,479	137,075	97,849	78,946
Current liabilities	939,547	851,942	853,828	827,952	532,034	470,674	399,791	404,464	327,771	310,538
Long-term debt	645,445	604,441	539,743	512,280	234,377	169,014	227,041	259,384	148,683	89,402
Postretirement health care and pension benefits	270,930	249,906	207,596	183,281	117,790	97,527	85,793	76,109	73,577	70,666
Other liabilities	297,733	227,203	164,989	121,135	72,803	86,715	67,829	124,641	138,415	133,616
Shareholders’ equity	1,598,141	1,321,081	1,119,747	896,748	767,658	768,736	694,175	553,050	520,015	455,796
Total liabilities and shareholders’ equity	$3,751,796	$3,254,573	$2,885,903	$2,541,396	$1,724,662	$1,592,666	$1,474,629	$1,417,648	$1,208,461	$1,060,018

Balance Sheet Measures
Total debt	$701,577	$674,644	$699,842	$745,673	$370,969	$281,074	$295,032	$308,268	$176,292	$161,049
Total debt to capitalization	30.5%	33.8%	38.5%	45.4%	32.6%	26.8%	29.8%	35.8%	25.3%	26.1%
Book value per common share	$6.21	$5.13	$4.31	$3.51	$3.02	$2.97	$2.68	$2.14	$2.01	$1.76